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                  AMERICAN AXLE & MANUFACTURING HOLDINGS, INC.

        EXHIBIT 12.01 - COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

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                                                                                          YEAR ENDED DECEMBER 31,
                                                                         -------------------------------------------------------
                                                                            2000        1999       1998       1997       1996
                                                                         -------------------------------------------------------
                                                                                     (In millions, except for ratios)
FIXED CHARGES:
Interest expense, including amortization of debt issuance costs           $  65.7     $  61.7     $ 44.8    $   9.0     $   0.3
Estimated interest portion of rents                                          15.0        12.0        4.7        3.2         1.5
Capitalized interest                                                         11.9         8.5        3.8        0.2           -
Preferred stock dividend                                                        -           -          -       12.0        17.9
Gross-up of preferred stock dividend as if it were pre-tax                      -           -          -        6.8        10.1
                                                                         -------------------------------------------------------

Total fixed charges as defined                                               92.6        82.2       53.3       31.2        29.8

EARNINGS:
Income from continuing operations before income tax expense                 203.4       183.4        5.6       94.2        98.3
Total fixed charges as defined                                               92.6        82.2       53.2       31.2        29.8
Fixed charges not deducted in the determination of income from
      continuing operations before income tax expense                       (11.9)       (8.5)      (3.8)     (19.0)      (28.0)
                                                                         -------------------------------------------------------

Total earnings as defined                                                 $ 284.1     $ 257.1     $ 55.0    $ 106.4     $ 100.1
                                                                         -------------------------------------------------------

RATIO OF EARNINGS TO FIXED CHARGES                                           3.07        3.13       1.03       3.41        3.36
                                                                         =======================================================

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
SIX MONTHS ENDED JUNE 30, 2001:

FIXED CHARGES:
Interest expense, including amortization of debt issuance costs                         $      33.2
Estimated interest portion of rents                                                             8.0
Capitalized interest                                                                            6.3
                                                                                        ------------

Total fixed charges as defined                                                                 47.5

EARNINGS:
Income from continuing operations before income tax expense                                    91.4
Total fixed charges as defined                                                                 47.5
Fixed charges not deducted in the determination of income from
      continuing operations before income tax expense                                          (6.3)
                                                                                        ------------

Total earnings as defined                                                               $     132.6
                                                                                        ------------

RATIO OF EARNINGS TO FIXED CHARGES                                                             2.79
                                                                                        ============

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